EXHIBIT 99.1

Global Policy Supplement		Document No: GPS1-103f1	Page: 1 of 19

Corporate Policy Concerning Business Conduct, Integrity, and Ethics – U.S.A. (Ref. Global Policy Supplement GPS1-103)		Supersedes: N/A	Rev. 4
Issuing Department: Corporate Legal	Approval: Noel G. Watson	Previous Rev. Date: 1-Oct-01	Current Revision Date: 3-May-04

CORPORATE POLICY CONCERNING BUSINESS CONDUCT, INTEGRITY, AND ETHICS				2
1.0	STATEMENT ON BUSINESS CONDUCT, INTEGRITY, AND ETHICS			3
2.0	INTRODUCTION			3
3.0	SAFETY			4
4.0	CORPORATE POLICY CONCERNING BUSINESS CONDUCT			4
	4.1	OBSERVANCE OF MORAL AND ETHICAL STANDARDS OF SOCIETY AND FAIR DEALING		4
	4.2	LOYALTY TO THE COMPANY AND CONFIDENTIALITY		4
	4.3	COMPLIANCE WITH APPLICABLE LAWS		4
	4.4	CONFLICT OF INTEREST		5
		4.4.1	Common Sources of Conflicts	5
		4.4.2	Definitions	5
		4.4.3	Specific Policy Applications	6
5.0	ANTITRUST COMPLIANCE			6
6.0	THE USE OF INSIDE INFORMATION AND TRADING IN SECURITIES			7
	6.1	INSIDE INFORMATION		8
	6.2	TRADING IN SECURITIES		8
7.0	POLITICAL AND CHARITABLE CONTRIBUTIONS			9
8.0	INCLUSION			10
9.0	PROCUREMENT INTEGRITY			10
	9.1	FOREIGN CORRUPT PRACTICES ACT		11
	9.2	ANTI-BOYCOTT COMPLIANCE		11
	9.3	TRANSACTIONS WITH PUBLIC CLIENTS		11
		9.3.1	Costs	12
		9.3.2	Product and Performance Integrity	12
		9.3.3	Relations with Government Employees	12
		9.3.4	Employment of Former Government Employees	12
		9.3.5	Procurement Integrity Act	13
		9.3.6	Review and Approval of Certifications and Representations	13
	9.4	TEAMING AND CONSULTING AGREEMENTS		14
	9.5	GOVERNMENT SECURITY INFORMATION		14
10.0	GOVERNMENT INVESTIGATIONS			14
11.0	EXPORT CONTROLS			15
12.0	TIMESHEETS			16
13.0	MEDIA RELATIONS			16
14.0	REPORTING AND RESOLVING SUSPECTED IRREGULARITIES			17
15.0	ADMINISTRATIVE MATTERS			18
	15.1	ADMINISTRATION AND ENFORCEMENT		18
	15.2	VIOLATION OF OUR POLICIES		18
	15.3	AUDITS		18
	15.4	REQUESTS FOR EXCEPTION		18
	15.5	DISTRIBUTION		18
	15.6	NONEXCLUSIVITY		19
	15.7	THE COMPANY’S INTEGRITY HOTLINE		19

Copyright© 2004 by Jacobs Engineering Group Inc.

All rights reserved. The contents of this document are proprietary and produced for the exclusive benefit of Jacobs Engineering Group Inc and its affiliated companies. No part of this document may be reproduced, stored in a retrieval system, or transmitted, in any form or by any means, electronic, mechanical, photocopying, recording, or otherwise, without the prior written approval of Jacobs Engineering Group Inc.

The current applicable version of this publication resides on JNET and at www.Jacobs.com. All copies are considered to be uncontrolled.

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	15.8	CLAIMS AND LITIGATION	19
	15.9	SERVICE OF LEGAL PROCESS	19
	15.10	SUBPOENAS AND REQUESTS FOR TESTIMONY	19
16.0	CORPORATE GOVERNANCE		19

CORPORATE POLICY CONCERNING BUSINESS CONDUCT, INTEGRITY, AND ETHICS

(The “Policy”)

1.0	STATEMENT ON BUSINESS CONDUCT, INTEGRITY, AND ETHICS

Jacobs Engineering Group Inc. and its affiliates and subsidiaries have always followed the highest principles of business conduct, integrity, and ethics. That is the reputation we now enjoy. We intend to keep it.

This Policy is intended to focus our employees on areas of business conduct, ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct foster a culture of honesty and accountability, deter wrongdoing, and promote accurate disclosure and reporting. It applies to the Company’s U.S. operations and any personnel working thereon and U.S. employees working outside the U.S. (See GPS1-103f3 for the Policy covering non-USA employees).

No policy can anticipate every situation that may arise. Accordingly, this Policy is intended to serve as a source of guiding principles. Employees are encouraged to bring questions about particular circumstances that may involve one or more of the provisions of this Policy to the attention of Senior Management or the General Counsel.

Each employee is expected to adhere to a high standard of business conduct. The success of the Company depends on the way we conduct business and the way the public perceives that conduct. Unethical actions, or the appearance of unethical actions, are not acceptable. All Jacobs’ employees are expected to be guided by the following principles in carrying out their responsibilities:

•	Loyalty. Employees should not be, or appear to be, subject to influences, interests, or relationships that conflict with the best interests of the Company.

•	Compliance with Applicable Laws. All employees are expected to comply with all laws, rules and regulations of all U.S. and non-U.S. governmental entities, and other private and public regulatory agencies, including any exchanges on which the Company’s securities may be listed, as applicable to the Company’s activities.

•	Observance of Ethical Standards. Our employees must adhere to high ethical standards in the conduct of their duties. These include honesty and fairness.

•	Conflict of Interest. Each employee must, at all times, act with integrity and must avoid any actual or apparent conflicts of interest between themselves and the Company and in personal and professional relationships. Any situation that involves, or may involve, a conflict of interest with the Company or otherwise, should be disclosed promptly to the General Counsel

•	Communication. We encourage employees to talk to supervisors, managers and other appropriate personnel when in doubt about the best course of action in a particular situation and to report violations of laws, rules and regulations to appropriate personnel or

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Corporate Policy Concerning Business Conduct – U.S.A.	Rev. 4, 3-May-04

through the Integrity Hot Line. The Company does not tolerate retaliation for reports made in good faith.

Please read this Policy carefully. All employees must understand our policy concerning business conduct, integrity and ethics. Employees must certify once a year that they have recently re-read this Policy and understand it. Failure to comply with this Policy is cause for severe disciplinary action.

2.0	INTRODUCTION

This Policy has been prepared to enable you to understand and follow the Company’s policy with respect to business conduct, integrity and ethics. We hope it provides a useful guide to you in your day-to-day business activities.

As used throughout this Policy, the term “Company” collectively means Jacobs Engineering Group Inc. and its subsidiaries and affiliates, and the term “Jacobs” means Jacobs Engineering Group Inc. Reference to the General Counsel means to the Senior Vice President and General Counsel of Jacobs located at its corporate headquarters in Pasadena, California, U.S.A. (telephone number (1) 626-578-6855; fax (1) 626-578-6837. Reference to the Compliance Officer, means the Vice President, Internal Audit, of Jacobs located in Pasadena, California, U.S.A. (telephone number (1) 626-578-6860; fax (1) 626-578-6946).

Much of this Policy includes legal requirements. It is not intended to make you an expert in such areas. Instead, it is designed to alert you to problems you may face and enable you to know when you have to obtain guidance before taking action that may have a legal impact upon the Company. Please remember that business conduct, integrity, and ethical difficulties usually can be avoided or minimized if they are recognized and if appropriate advice is obtained at the outset of business dealings.

3.0	SAFETY

The personnel of the Company are considered our most important asset and, therefore, the prevention of job-related injuries and illnesses is given precedence over other activities. It is the policy of the Company to provide and maintain a safe and healthful working environment and to follow operating practices that safeguard all employees and result in a more efficient operation.

Safety is everyone’s responsibility. All levels of management of the Company are responsible for providing the resources necessary to maintain a safe working environment, for establishing safety policy, and for ensuring that safety policy is implemented. Supervisors are responsible for implementing safety policy and ensuring that day-to-day activities are conducted in a safe and healthy manner. Employees are responsible for performing their tasks so as not to endanger themselves or other employees.

The Company is committed to safety and expects the same commitment of all employees.

4.0	CORPORATE POLICY CONCERNING BUSINESS CONDUCT

4.1	OBSERVANCE OF MORAL AND ETHICAL STANDARDS OF SOCIETY AND FAIR DEALING

What follows are the principles of business conduct to which each employee of the Company is expected to adhere in order to assure that the Company conducts itself in a manner consistent with its obligations to its stockholders and to society.

In addition to the requirements of loyalty to the Company and compliance with law, each employee is expected to use good judgment and to adhere to and comply with high moral and ethical standards in the conduct of business. Employees should endeavor to deal fairly with the Company’s customers, suppliers, competitors and other employees, and to respect the policies and procedures of those outside the Company.

Copyright© 2004, Jacobs Engineering Group Inc.

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4.2	LOYALTY TO THE COMPANY AND CONFIDENTIALITY

Employees are expected to devote their best efforts and attention to the full-time performance of their jobs and duties. No employee should be subject, or even seem to be subject, to influences, interests or relationships which conflict with the best interest of the Company. This means avoiding any activity that might compromise or seem to compromise the Company or the employee. This requirement is explained in more detail in Section 4.4 below. Employees should maintain the confidentiality of information entrusted to them by the Company that comes to them, from whatever source, in their respective capacities as employees, except when disclosure is authorized or legally mandated.

4.3	COMPLIANCE WITH APPLICABLE LAWS

While we must compete vigorously to maximize profits, we must at the same time do so in strict compliance with all laws and regulations applicable to our activities. No employee should at any time take any action on behalf of the Company which violates any applicable law or regulation. Sections 5 through 12 outline basic requirements of the laws relating to antitrust, inside information, the trading of securities, political contributions, equal employment and certain other matters. These laws are explained because of their particular importance to our business activities. It should be understood, however, that this Policy is not limited to them, but extends to all applicable laws and regulations.

4.4	CONFLICT OF INTEREST

A conflict of interest exists when an employee’s duty to give undivided commercial loyalty to the Company is prejudiced by actual or potential personal benefit from another source and where the employee’s loyalties or actions are divided between the Company’s interests and those of another, such as a competitor, supplier or customer.

Each employee is expected to avoid any investment, interest, or association that interferes or might appear to interfere with the independent exercise of judgment in the Company’s best interests.

Disclosures of personal interests or other circumstances that might constitute conflicts of interest are to be reported promptly by the employee to the General Counsel, who will arrange for resolution in a manner best suited to the interest of the Company and the individual. It is essential to keep in mind that when an employee confronts a possible conflict of interest, prompt and full disclosure is the correct step towards solving the problem. Some conflicts may be entirely acceptable and beneficial while others may not. Prompt disclosure helps us avoid an embarrassing situation.

4.4.1	Common Sources of Conflicts

While it is not feasible to describe all possible conflicts of interest that could develop, some of the more common conflicts, from which employees must refrain, include the following:

1.	When an employee, relative, or a person with whom he or she has a close personal relationship, has a significant direct or indirect financial interest in, or obligation to, a competitor, supplier or customer of the Company;

2.	When an employee conducts business on behalf of the Company with a supplier or customer of which a relative or a person with whom he or she has a close personal relationship is a principal or officer;

3.	When an employee, relative, or a person with whom he or she has a close personal relationship, or any other person or entity designated by the employee, accepts gifts or entertainment of more than a token or nominal value from an actual or potential competitor, supplier or customer;

4.	When an employee uses proprietary or confidential Company information obtained in the course of employment for personal gain or to the Company’s detriment;

5.	When an employee engages in self-employment in competition with the Company;

6.	When an employee uses Company assets or labor for improper or personal use;

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7.	When an employee acquires any interest in property or assets of any kind for the purpose of selling or leasing it to the Company; and

8.	When an employee personally takes an opportunity that is related to the Company’s business that should have been taken by the Company.

4.4.2	Definitions

For these purposes, suppliers include those providing not only goods but also services — such as consultants, transportation companies, financial institutions, equipment lessors, realtors, and licensors of technology. Customers include not only those who buy our regular products or services or license our technology, but also those who buy scrap materials or who can exercise major influence on our customers.

An interest amounting to one percent (1%) or less of any class of securities listed on any of the national securities exchanges or regularly traded over-the-counter, the value of which does not exceed five (5%) of the employee’s net worth, is not regarded as a significant financial interest in a competitor, supplier, or customer in the absence of other complicating factors which should cause the employee to recognize that a conflict is present. Similarly, existence of an interest-bearing loan, at normal rates prevailing at the time of the actual borrowing, from a recognized financial institution is not regarded as significant. Any interest in the stock of a competitor, supplier, or customer, which is not publicly traded, must be treated as significant and subject to our review.

4. 4.3 Specific Policy Applications

Here are a few examples in which clear conflicts of interest are present and ground rules can be indicated:

1.	An employee who owns, directly or beneficially, a significant financial interest in an actual or potential supplier or customer may not, without full disclosure and specific written clearance by the General Counsel, be assigned to a position in which the employee can influence decisions with respect to business with such supplier or customer.

Clearly included are employees who draw specifications for suppliers, products or services; who recommend, evaluate, test or approve such things; or who participate in selection of, or arrangements with, suppliers.

2.	Accepting gifts of other than token or nominal value or excessive entertainment from an actual or potential competitor, supplier or customer is prohibited. Items classified as advertising novelties, which have wide circulation (calendars, paperweights, etc.), do not violate this policy. Permitting a supplier’s representative to pick up the check at a meal is not offensive so long as business was discussed at arm’s length and there are no implications that an unusual event has been staged with the intention of subverting loyalty to the slightest degree. No gift or meal should be accepted where it would be illegal to do so, where the person making the gift insists that an action be taken or not taken as a condition of the gift or meal, or where, taking into consideration the situation as a whole, accepting the gift or meal would be inappropriate or improper.

3.	No information obtained as the result of employment may be used for personal profit or as the basis for a “tip” to others unless the Company has previously already made such information generally available to the public. This is true whether or not direct injury to the Company appears to be involved. This requirement embraces any situation in which undisclosed information may be used as the basis for inequitable bargaining with an outsider. For example, the purchase of real estate near property which an employee knows is being considered for purchase or development by the Company would probably constitute a conflict.

5.0	ANTITRUST COMPLIANCE

At the heart of the antitrust laws is the conviction that the economy and the public benefit most if businesses compete vigorously, free from unreasonable restraints. We wholeheartedly support the antitrust laws. Compliance with the antitrust laws is the policy of the Company and the

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responsibility of each employee. This policy is not to be compromised or qualified by anyone acting for or on behalf of the Company.

Failure to comply could result in serious consequences for the Company and the offending employees. Violations of most antitrust laws are crimes, subjecting the Company and individuals to heavy fines, and individuals to possible imprisonment as well. In addition, the Company may be required to pay triple damages and be ordered to refrain from engaging in certain activities. Frequently such orders extend across the entire product line of a company, although the violation relates only to a single product. And, of course, the Company may be damaged in its reputation even in those cases in which it prevails in a legal action.

The chief antitrust statute, the Sherman Act, prohibits conspiracies and understandings that unreasonably restrain trade. It prohibits any understanding whatsoever between competitors with respect to price, or any element of price (discounts, credit terms), including arrangements between competitors which tend only to stabilize prices. Thus, for example, agreements by competitors to buy up distress goods in order to prevent a decline in market price, or adhere to a specific formula for determining price, are clearly just as unlawful as an agreement as to the price itself.

In types of businesses the Company conducts, examples of what constitutes price or any element thereof for the purposes of antitrust violations would include, but not be limited to, such items as the following: competitors agreeing to percentage mark-ups for fringe benefits, overhead and fee; lump sum or fixed price numbers, including fixed fees; rates (such as reproduction, computer services, hourly personnel, etc.); salaries of employees; and subcontractor and material supply pricing.

Also prohibited are understandings between competitors with respect to:

1.	Control of the amount of their production. For example, in order for professional service companies like ourselves to control the amount of their production, they might agree amongst themselves not to use certain labor-saving devices or non-union laborers in order to drive the price of work higher.

2.	Division or allocation of markets, territories, or customers. Professional service companies might conspire to allocate work by geographic location, or agree that only certain companies would go after certain clients, or divide up the market such that one company would go after government work and another company would go after hydrocarbon work and the like.

3.	Boycotting of third parties. A boycott would be where all companies got together and agreed not to do any business for a certain specific client or industry, or if they got together and agreed not to give any business to any specific subcontractor or material supplier.

All such arrangements are unlawful. They cannot be defended or justified in any way, no matter how good the competitors may have thought their intentions to be.

Do not be misled to think that the prohibited conspiracies and understandings relate only to formal documents signed by the parties. A conspiracy or understanding also will be found to exist where it is shown that there was any kind of mutual understanding which gave the parties a basis for expecting that a business practice or decision adopted by one would be followed, or at least not opposed, by the other.

Exchanges of business information between competitors in trade association activities provide a fertile ground for antitrust violations and your conduct should be controlled accordingly. Trade associations have especially come under specific scrutiny by the law enforcement authorities for possible antitrust violations. Consultation with the General Counsel is encouraged and you may attain advice and counsel as to how you should govern your activities in a trade association setting.

It should not be assumed that all foreign transactions fall outside the U.S. antitrust laws. The Sherman Act’s prohibitions of understandings that unreasonably restrain trade are applicable to foreign arrangements that have any substantial effect upon exports from or imports into the United States or the pricing or availability of goods and services.

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It is not possible within this Policy to cover all areas with which antitrust is concerned. There are many antitrust rules governing relations with customers and suppliers. In all of your dealings on behalf of the Company, be guided by the following rule: If you are involved in a situation in which a competitive restraint in any form may be present, consult with the General Counsel at the earliest possible moment.

6.0	THE USE OF INSIDE INFORMATION AND TRADING IN SECURITIES

Until released to the public, material information concerning Company plans, successes or failures is considered “inside” information and, therefore, confidential. Such data is as much an asset of the Company as its real estate and equipment. For any person to use such information for personal benefit or to disclose it to others outside the Company violates the Company’s Conflict of Interest Policy (See Section 4.4 above). More particularly, in connection with trading in Jacobs securities, it is a fraud not only against the Company, but also against members of the investing public who suffer by trading in the same market as the insider without the benefit of having the confidential information.

Several rigidly enforced complex laws and regulations are intended to prevent misuse of corporate information by regulating the manner in which securities may be bought or sold. Particularly important are the “truth-in-disclosure” and “antifraud” rules of the U. S. Securities and Exchange Commission (“SEC”) which are designed to protect primarily the investing public.

6.1	INSIDE INFORMATION

The Securities Exchange Act of 1934 basically makes it unlawful for an insider to use information to his or her financial advantage in trading Jacobs’ stock when that information is not public knowledge.

Anyone who is in possession of material inside information is an “insider.” This includes not only knowledgeable directors and officers but also non-management employees of all levels and persons outside the company (spouses, friends, brokers, etc.) who may have acquired the information directly or indirectly. There is no special title or position that distinguishes an insider from one who is not. The key is a person’s access to material information. Therefore, anyone could be an insider, for example, a secretary in our Business Development group could easily be an insider, or an engineer working on a project, or a company officer of any subsidiary.

With all of the information concerning the Company going over each of your desks, we know it is difficult for you to determine if it’s material or not. A good shorthand rule is to ask the question “Would knowing this information affect the decision of a reasonable person to hold, buy or sell Jacobs stock?” If the answer is yes, the information is probably material. Examples of material information include large contract awards or cancellations, pending mergers or acquisitions, extraordinary gains or losses by the Company, stock splits, or extraordinary dividends.

Material information, to be a problem, must also be confidential information. If the information is already public knowledge, then no liability will attach, no matter how material it is. However, just because other employees know the information and even freely discuss it does not mean that it is “public.” Also, simply because the information is not labeled “confidential” does not mean it may not be. If you have any question concerning whether information you may have is material insider information, you should ask our General Counsel before you take any action concerning Jacobs stock.

Regarding the disclosure of the material information to other employees of the Company, you must not disclose such information to anyone except to persons within the Company whose positions require them to know. This sometimes becomes a difficult burden to bear especially when it is either necessary or desirable in the Company’s best interests to pass information down the line to fellow employees who either should know or need to know the facts. In a given context, almost anything that has not been publicly divulged by senior management might be or become an important item to be kept confidential. Therefore, for the protection of the person who has come into possession of confidential information, whether a Company officer or not, it is believed best to err on the side of emphasizing confidentiality than to take a less strict stand.

Copyright© 2004, Jacobs Engineering Group Inc.

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6.2	TRADING IN SECURITIES

While the above is the primary type of material information you will have access to, you can also be an insider for information you receive concerning companies other than the Company. For instance, in the case of a merger or acquisition, you are an insider with regard to the business that the Company is merging with or buying and you cannot trade in that company’s stock either. Other examples are where a major contract has been awarded to a supplier or a competitor and you know about it through your employment at the Company, or where material information regarding a customer is discovered.

So although in this Policy we generally refer to prohibitions in trading in Jacobs’ stock, be aware that these same prohibitions can also apply to trading in stock of other companies.

The rules prohibit such insiders from trading in or recommending Jacobs’ securities or trading in or recommending securities of other companies the value of which is likely to be affected by the actions of the Company while such inside information remains undisclosed to the general public.

The law finds it inherently unfair for a party to take advantage of material information knowing it is unavailable to those with whom he or she is dealing in trading the shares. This is true even if the insider is trading through a broker and does not know the identity of the buyer (or seller) of the insider’s stock.

Even trading in or exercising stock options or warrants constitutes a purchase or sale and a violation. If a person has insider information and does not act on it, there is no violation. However, note especially that an insider still has liability even if he or she personally does not trade in any stock if he or she tells friends or relatives about the material inside information and they, or someone they tell, trade in Jacobs stock.

The insider is allowed to get back into the market or to recommend Jacobs’ securities only after the inside information has been publicly disclosed, and then only after a reasonable time (generally, approximately 24 hours) has been allowed for the information to be absorbed by the general public.

A breach of the rules could expose the insider to the following penalties, which are not exclusive of one another:

1.	Criminal fines and imprisonment (in certain cases);

2.	Civil penalties that can range as high as $100,000 per violation;

3.	Judgment in favor of a damaged investor ordering the insider to pay over the profits made on the transaction, and possible damages;

4.	Judgment in favor of the Company ordering the insider to pay over the profits he or she made on the transaction and possibly damages; and

5.	An SEC injunction.

A different set of rules known as the “short-swing profit” rules restrict trading in Jacobs’ securities by corporate directors and officers as “insiders,” whether or not they possess material inside information. Generally, this rule provides that any officer or director who both either purchases and then sells or sells and then purchases securities of Jacobs within a six month period, shall be required to turn any and all profits realized by such transactions over to Company. Purchasing shares through our Employee Stock Purchase Plan is a purchase. Exercising stock options is not a purchase for the “short-swing profit” rules. The General Counsel should be contacted for further information.

7.0	POLITICAL AND CHARITABLE CONTRIBUTIONS

Political and Charitable contributions by the Company and by the Company’s political action committee, the Jacobs Good Government Fund, must comply with all applicable federal and state laws.

Contributions to candidates for Federal offices by corporations, whether by direct or indirect use of corporate funds, are unlawful. The Jacobs Good Government Committee receives voluntary

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contributions from our employees and is permitted by law to make contributions to Federal candidates. The state laws vary, but you should consider contributions by the Company to state and local candidates to also be unlawful as well. Guidance should be obtained from the General Counsel as to specific contributions to state and local candidates. While individual participation in the political process and in campaign contributions is proper and is encouraged by the Company, an employee’s contribution must not be made, or even appear to be made, with the Company’s funds, or be reimbursed from the Company’s funds. Fines and jail sentences may be imposed on officers and directors who violate the political contributions laws, and the Company may be fined.

The Company uses its contributions and those of its Political Action Committee for the advancement of the Company’s interests by supporting candidates and issues that have a favorable outlook for the company’s business. Charitable contributions are made through the Company’s philanthropic organization, The Jacobs Engineering Foundation. Contributions are made to worthy organizations and causes that come to our attention such as recommendations from Senior Management, by our employees, our clients or others.

Under no circumstances is any political or charitable contribution to be made where it is illegal, the recipient of the contribution or the person who requested the contribution has agreed to take or not take any actions as a condition to the contribution, or, taking into consideration the situation as a whole, the contribution would be inappropriate or improper.

The Jacobs’ Board of Directors must approve in advance any political or charitable contribution, individually or in the aggregate, over $10,000 in any fiscal year, to any political candidate or non-profit organization.

8.0	INCLUSION

The Company forbids discrimination in employment on the basis of age, culture, disability, education, gender, regional or national origin, sexual orientation, physical appearance, race, or religion. The Company is committed to assure fair employment, including equal treatment in hiring, promotion, training, compensation, termination and disciplinary action. In compliance with law, the Company also maintains an affirmative action program. If you are not aware of the terms of the affirmative action program, you should contact the Senior Vice President, Human Resources.

Unlawful discrimination can expose the Company to substantial damages and unfavorable publicity. Accordingly, it is particularly important that you maintain close communication with the General Counsel who has the primary responsibility to keep abreast of current legal developments and Company policies in this area.

All employees are provided with a work environment free of intimidation and harassment, either verbal or physical and free from unsolicited and unwelcome sexual overtures or comments. Sexual harassment may occur in a number of circumstances, which may appear to be innocent in nature to one, while at the same time being deemed offensive to another. Accordingly, it is imperative that supervisors assure that this policy is strictly adhered to, and that employees are not exposed to incidents of sexual harassment by supervisory personnel, fellow workers, or others who may be on the premises. Complaints from employees concerning possible incidents of sexual harassment should be forwarded to the Senior Vice President, Human Resources and the General Counsel.

All applicants for employment are recruited and hired on the basis of merit and qualifications and without regard for age. Age discrimination in assignment, transfer, promotion, upgrading, or compensation is not tolerated.

9.0	PROCUREMENT INTEGRITY

The Company respects the integrity of the procurement process. It is our policy to comply with both the law and the rules imposed by our clients in this regard. Within the private sector, our clients generally impose a Code of Conduct or Business Conduct Policy much like ours. Our actions should adhere to our own Policy and the policies of our clients. If at any time, you have a concern that an action would compromise either our policy or that of the client, you should contact Senior Management or the General Counsel before proceeding. With regard to procurement integrity for the public sector see Section 9.3 below.

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The giving of entertainment, gifts, payments, favors, loans, discounts, or other items offered or given to influence decisions of the recipient is prohibited. We support the use of modest entertainment and the like for purposes of developing business relationships and better understanding of our private sector client’s needs. However, such activity should never be lavish or excessive in any way. If there is any reason to believe that our actions could be interpreted as an attempt to influence the procurement selection process, then the activity must not occur. In the public sector, the rules are more specific. Please see Section 9.3.3 for specific requirements. Any questions regarding the propriety of furnishing these items should be referred to the General Counsel.

The Company is always interested in the employment of talented individuals from any source. However, the employment of current or former client employees must be reviewed carefully to avoid any possible conflict of interest. In certain circumstances, we may prohibit the employment of or limit the duties assigned to and performed by these persons. These requirements also govern the circumstances under which pre-employment discussions may take place. Where we have established active business relationships and are pursing business opportunities, inquiries from client procurement officials regarding employment opportunities are to be reported to the Senior Management of the Company. In the public sector the law has additional specific requirements (see Section 9.3.4).

9.1	FOREIGN CORRUPT PRACTICES ACT

Bribery, or the giving of money or anything else of value in an attempt to influence the action of a private or public official whether in the U.S. or any foreign country, is unlawful and against Company policy. No employee is authorized to pay any bribe or make any other illegal payment on behalf of the Company, no matter how small the amount. This prohibition extends to payments to consultants, agents or other intermediaries when the employee has reason to believe that some part of the payment or “fee” will be used for a bribe or otherwise to influence government action. In the case of sales commissions agreements with agents, or similar arrangements, prior approval must be obtained from the General Counsel.

Payment (other than for purchase of a product) or giving of a gift of other than token or nominal value to suppliers or customers or their agents, employees or fiduciaries may constitute a commercial bribe, which may also be a violation of law. Commercial bribery is also against the policy of the Company; and no employee may engage in such bribery on behalf of the Company. The use of Company funds or assets for any unlawful, improper or unethical purpose is prohibited.

No undisclosed or unrecorded fund or asset of the Company shall be established for any purpose.

No false or artificial entry shall be made on the books or records of the Company for any reason, and no employee shall engage in any arrangement that results in such prohibited act.

Company personnel are to conduct Company business in compliance with the laws of all countries in which the Company does business. Neither the Company nor its employees should assist any third party in violating the laws of any country. This policy applies whether or not the Company’s assistance itself violates the laws of any country.

9.2	ANTI-BOYCOTT COMPLIANCE

It is the Company’s policy to comply with the letter and spirit of the U.S. Government’s anti-boycott regulations. Each employee is responsible for making informed, good faith efforts to comply with these regulations. Cooperation with foreign country boycotts that discriminate against U.S. firms or citizens on the basis of race, color, religion, sex or national origin violates U.S. law. Compliance with the request of a foreign country for conduct or information implementing the boycott of a nation friendly to the U.S., also violates U.S. law. Criminal penalties and the loss of certain U.S. tax benefits may result. It is the Company’s policy to reject all such requests or cooperation. Should you receive a verbal or written request to boycott or, as is more usual, a request for the Company to provide certain information which could or would assist the requesting foreign country in ascertaining whether or not we will comply with the boycott or assisting that foreign country in implementing the boycott,

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you must immediately notify the General Counsel. The Company is required by U.S. law to report all such requests to the Department of Commerce and to maintain for six years appropriate files on all transactions which relate to the boycott, even if we are not going to comply with the request or even if we feel that the information requested is harmless. Failure to report the receipt of such requests for boycott compliance or boycott information can result in substantial penalties and fines being levied against the Company, even if we refused to comply.

9.3	TRANSACTIONS WITH PUBLIC CLIENTS

Good business ethics, quality products, and integrity in meeting commitments are appropriate to both our government and commercial businesses. However, suppliers of services to government clients have additional requirements not usually found in standard commercial transactions.

The Federal government has adopted broad and detailed sets of regulations governing standards of conduct for contractors. These regulations serve as a model for public clients most of whom have either adopted the Federal standards, follow them as a matter of practice, or follow them because their projects are federally funded. Furthermore, different government clients have established specific requirements as to how their employees must conduct themselves in their relationships with industry. Because of the extent and complexity of procurement regulations, employees need to ensure that they understand the requirements governing the company and their individual conduct.

It is the Company’s policy to comply with all applicable laws, regulations and contract provisions. Here are some areas requiring particular attention:

9.3.1	Costs

In commercial transactions it is not usually required that the costs associated with a product or service be justified to the customer either before the price is negotiated or after the transaction is complete. However, in negotiated Federal contracts, fixed price or otherwise, the government requires disclosure of costs, and usually has the right to audit the price proposal as well as the costs incurred in the performance of the contract. A few states and all Federal corporations and agencies have adopted similar disclosure requirements. Employees involved, directly or indirectly, in preparing price proposals for any public client must take adequate precaution to ensure that when disclosure is required, costs are current, accurate, and complete, are properly disclosed, and records are retained for an appropriate time. Certifications attesting to the accuracy or completeness of a cost estimate must be reviewed and approved by the Legal Department before submission to the client.

Additionally, certain restrictions are placed on costs allowed for Federal contracts that are not placed on normal commercial transactions. These are commonly referred to as the Federal cost principles. Federal funding of various public projects means that these same cost principles are found in State and local contracts. When a contract with a public client states that price or payment will be based on the Federal cost principles, only allowable costs properly chargeable to a contract may be included in the price proposal and billed or charged to client. Examples of improper charging of costs include false or incorrect data in the following categories: timecards, subcontractor charges, classification of costs between direct and indirect categories, expense account submission, or charging of time or materials.

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9.3.2	Product and Performance Integrity

Deviation from applicable contract specifications whether products, services, components, materials, testing, or other deviations, without prior written government authorization, is prohibited.

9.3.3	Relations with Government Employees

The Federal government prohibits bribes and gratuities. A gratuity includes entertainment, gifts, payments, favours, loans, discounts, or other business courtesies offered or given to a procurement official. It is important to understand that the prohibition includes business courtesies that may be acceptable in the commercial sector. State and local governments and Federal corporations and agencies have similar prohibitions. It is the Company’s policy to follow the Federal standards for all of our public sector clients. The only exception is if the General Counsel has furnished a written opinion that a particular item is permitted under applicable local laws. All employees must comply with the letter and intent of such laws and regulations.

9.3.4	Employment of Former Government Employees

All applicable rules and regulations covering employment by the Company of former government or military employees must be followed to avoid any possible conflict of interest. These rules may prohibit the employment of or limit the duties assigned to and performed by these persons. These legal requirements also govern the circumstances under which pre-employment discussions may take place and restrictions that may apply to former military and government employees after they are employed. Inquiries from procurement officials regarding employment opportunities are to be reported to both Senior Management and the General Counsel.

9.3.5	Procurement Integrity Act

The Federal Procurement Integrity Act regulates the conduct of competing contractors during the procurement process. Contractors are prohibited from: (i) receiving a competitor’s bid or proposal information or other confidential information prior to award of the contract to which such information relates; (ii) having undisclosed employment discussions with a government employee who is engaged personally and substantially in the procurement process; and, (iii) compensating a former government employee who served as a procurement official during a one year compensation ban. The phrase “bid or proposal information” means a competitor’s prices, rates, estimates, or technical data. Confidential information includes the government’s technical or price evaluations, rankings, or competitive range determinations; and any information marked as confidential, proprietary, or source selection. The prohibition on receiving this information extends to materials received from any unauthorized source including government personnel, disgruntled employees, or consultants.

Federal procurement laws establish other procurement integrity and ethical business practices. These include independent pricing decisions, collusive bidding, certain contingent fee arrangements, disclosure of lobbying activities, restrictions on subcontractor sales to the government, supplier kickbacks, certification regarding responsibility matters, false statements or certifications, and undisclosed conflicts of interest.

To promote the highest ethical standards with respect to procurement integrity, it is our Policy to follow the Federal rules outlined above with all public clients, particularly concerning the gathering and use of confidential information, even if state and local laws are silent concerning specific integrity issues.

The Company recognizes that there are times when the Government, for its own purposes, gives its contractors information in the course of a procurement competition. For instance, a contracting officer may tell Jacobs that its price is too high and it needs to get closer to a specific number; or the contracting

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officer may say that the competitors all had better approaches to a particular problem. When this type of information comes directly from a government official in the course of the regular back and forth between Jacobs and the government official, this information exchange is permitted by Government rules and by Jacobs’ policies.

The Company recognizes that there may be circumstances in which its employees are uncertain whether information received is proper under these rules. If you have any doubt whatsoever you should contact the General Counsel immediately for a determination.

9.3.6	Review and Approval of Certifications and Representations

It is also Jacobs’ policy to rigorously meet all certifications of corporate responsibility, and to provide accurate and complete disclosure statements in response to certification requests. Certifications required by Federal clients are consistent from client to client, while the certifications required by other public entities will change from jurisdiction to jurisdiction. We are sometimes required to respond to questionnaires concerning the company’s performance, including litigation history, contract terminations, ongoing investigations, and regulatory matters. To help identify and mitigate risks and avoid inadvertent mistakes, all certification requests and statements concerning corporate responsibility must be reviewed and approved by the Legal Department prior to submission to the client. This includes certifications or statements on behalf of a joint venture, limited liability company or special purpose entity to which Jacobs is a member.

9.4	TEAMING AND CONSULTING AGREEMENTS

The Company sometimes relies upon external resources such as team members or consultants. It is the Company’s policy that all teaming and consulting arrangements be in the form of written contract signed by an authorized Company representative. Employees involved in negotiating teaming or consulting arrangements are responsible for verifying that the arrangement does not violate antitrust, anti-competitive, or contingent fee restrictions. Further, because the conduct of team members and consultants will reflect upon Jacobs, we must ensure that they share our commitment to meeting the letter and spirit of procurement integrity laws and our policy. If we are required to submit certifications and representations to the client, then we must obtain back-to-back certifications from our team member or consultant, including joint venture partners, limited liability company members, or subcontractors.

9.5	GOVERNMENT SECURITY INFORMATION

Each employee who has access to government-classified information is committed to safeguarding the security of that information. The fact that the Company establishes procedures and monitors does not reduce the responsibility each employee has to observe and carry out these performance protective measures. Failure to do so not only penalizes the Company but also subjects the individual to the penalties of the law. Employees must also carefully respect the strict rules of the government regarding those who may properly have access to, and possession of, copies of classified or other sensitive government data.

10.0	GOVERNMENT INVESTIGATIONS

The Company regularly responds to and interacts with innumerable laws, regulations, rules, ordinances and restrictions on many subjects imposed on it by all levels of government. Normally, these are handled in a timely manner in the ordinary course of business without implications of serious governmental repercussions, but it must be remembered that there are sanctions, penalties, and fines, administrative and legal actions, sometimes serious and sometimes nominal, which can be imposed by these same government bodies for inaction, delays, incorrect information and failure to respond. On the following subjects, it is necessary that you immediately bring any problem to the attention of the General Counsel:

1.	Request or subpoena to appear before a Grand Jury or similar indicting authority.

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2.	Notification or information of an investigation by authorities responsible for enforcing laws.

3.	Inspections, visits, interview requests, and requests for Company documents by the FBI, Justice Department, Postal Inspector, SEC, and other similar U.S., state, local and foreign government bodies.

4.	Subpoenas and requests to testify before agencies, commissions, bodies, and other legislative and administrative bodies.

5.	Communications or notices received from government bodies or agencies imposing or threatening substantial fines, penalties, or injunctive action.

It is the policy of the Company to fully cooperate with any appropriate governmental investigation. A condition of such cooperation, however, is that the Company be adequately represented in such investigations by its own legal counsel. Accordingly, any time anyone in the Company obtains any knowledge that would lead one to reasonably believe that a government investigation or inquiry is underway; this information must be communicated immediately to the General Counsel.

Sometimes it is difficult to tell when a routine government audit or inspection graduates into a governmental investigation. We must rely on the common sense and alertness of all of our employees for making this important determination. In the case of any doubt, employees should consult with the General Counsel.

In some circumstances the audit, inspection or investigation may not seem at first to involve the Company. It may seem to be focused on a client, subcontractor, and supplier or a third party. Even in those situations you must contact the General Counsel before you begin cooperating with the authorities involved.

Appropriate handling of government investigations is very important for the Company, for management, and for all employees. Virtually all of the federal laws regulating the conduct of the Company’s business including antitrust, securities, OSHA, environmental, government procurement, tax and financial laws contain not only civil, but criminal penalties. The criminal penalties attach not only to the Company but also to those individuals within the Company who actually took the actions that violate the law or failed to take actions that resulted in a violation of the law.

No employee should ever, under any circumstances, do any of the following:

1.	Destroy any Company documents in anticipation of a request for those documents from any government agency or a court;

2.	Alter any Company documents or records;

3.	Lie or make any misleading statements to any governmental investigator in any investigation (there is a separate federal statute making such false statements to investigators a crime); or

4.	Attempt to cause any other Company employee, or any other person, to fail to provide information to any government investigator or to provide any false or misleading information.

The law guarantees all of us a right to be represented by legal counsel during any investigation or inquiry of any governmental agency. In view of the extreme technicality involved in these government investigations, we feel that the Company itself should be so represented and that all of our employees should at least be made aware of the opportunity for such representation. This applies any time any government investigator—including investigators from the Federal Bureau of Investigation—want to ask questions.

Employees also have this right if the questions are asked off Company property—such as at your home during the evening. Any individual has the absolute right to consult with legal counsel before answering questions from law enforcement officials such as federal investigators.

Should any government inquiry arise through the issuance of a written subpoena or written request for information (such as a Civil Investigative Demand) such request should immediately, and before any action is taken or promised, be submitted to the General Counsel.

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11.0	EXPORT CONTROLS

In general, everything we send out of the country is covered by an export license, whether it be engineering/architectural blueprints or designs, technical reports, specifications or products, and whether it is export physically or electronically. There are certain statutory licenses that allow us to export some things—generally non-military or non-high technology data—to some countries without having to obtain a specific license prior to export. The definition of export is quite broad and can include conversations of a technical nature with a citizen of another country and plant tours where foreign visitors are touring our or our client’s facilities.

Export control regulations are, however, quite complex, and any employee involved in any export transaction must observe at least these two rules:

1.	Satisfy themselves that there is some regulation or specific export license that covers the export they want to make. This includes exports of technology, as well as exports of goods or services.

2.	Any information that any of our employees furnish either to our own Company people, to the government or to companies that we may have hired to facilitate our export transactions must be truthful and accurate. This includes both information as to the technology in question and information as to the economic value of the exports.

Employees involved in export business also have an obligation to be reasonably alert to situations in which inaccurate information may have been furnished, either to us or to any of our agents, involving the ultimate destination or use of the goods. This is particularly important for goods of the type that are allowed to be shipped to some countries, but are not permitted to be shipped to certain restricted countries. If any employee feels that there is any doubt as to the bona fides of the information being furnished us regarding the ultimate destination or use of anything we export, the employee should contact the General Counsel.

In addition to complying with the export rules, where we are working on projects for the U.S. Department of Defense or any other Federal government department, corporation, or agency we are also required to obtain the prior written approval of the State Department with respect to military related technology before allowing such foreign national visitors to participate in or observe our work.

If there is any doubt as to whether any situation involves an “export” within the meaning of our export control laws, the General Counsel should be consulted.

12.0	TIMESHEETS

Employees must be particularly careful to fill out timesheets in a complete, accurate and timely manner. Employees must be particularly careful to ensure that hours worked and costs are applied to the account for which they were in fact incurred. No cost may be charged or allocated to a government contract if the cost is unallowable by regulation or contract provision or is otherwise improper.

The employee’s submission of a timecard is a representation that the timecard accurately reflects the number of hours worked on the specified project or job order. The supervisor’s approval is a representation that the timecard has been reviewed and that steps have been taken to verify the validity of the hours reported and the correctness of the allocation of the hours. Supervisors must avoid placing pressures on subordinates that could lead them to believe that deviations from appropriate charging practices will be condoned.

13.0	MEDIA RELATIONS

The Company values its relationships with those in the media and endeavors to provide full and prompt disclosure of all material developments or events. Media relations are the responsibility of the Corporate Vice President, Marketing & Inside Sales in Pasadena, California and all statements to the media or responses to inquiries from the media shall be handled through the Corporate Vice President of Marketing & Inside Sales In Pasadena, California, U.S.A. (telephone number (1) 626-578-6992).

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In the event the media inquiry relates to a pending or threatened legal matter, media communications must also be coordinated with the office of the General Counsel in Pasadena, California. Any employee asked for any statement from any member of the media should respond by explaining this policy and encouraging the questioner to contact the appropriate corporate department (Marketing & Inside Sales or the General Counsel).

The Company also values its relationships with all of its shareholders and those in the investment community. Any communication from any shareholder or anyone in the investment community requesting information relating to the Company should be forwarded to the Senior Vice President, Finance & Administration in Pasadena, California, U.S.A. for proper handling (telephone number (1) 626-578-6803).

Public relations activities performed on behalf of a client will be handled by the public relations professional assigned to support that project in accordance with the provisions of the applicable contract. Issues that might significantly impact the Company must be brought to the attention of the Corporate Vice President, Marketing & Inside Sales.

14.0	REPORTING AND RESOLVING SUSPECTED IRREGULARITIES

Supervisors must see that employees who report to them receive adequate training about applicable Government and Company requirements. Employees must obtain guidance concerning the propriety of any course of conduct about which they have any doubts.

Employees are required to report the following matters to the General Counsel:

1.	Any payments, gifts, or gratuities to a government procurement official or their family members, whether made directly by a company employee or by or through a third party. Any payment, gift or gratuity given to a private sector client’s procurement official, whether made directly by a company employee or by or through a third party, which is believed to be for the purpose of influencing a procurement.

2.	Receipt of a competitor’s pricing, rates, or technical data, or the client’s evaluations, rankings, or competitive range determination, or any information marked with a confidential, proprietary, or source selection legend, unless such information is explicitly and openly available to all competitors, or is directly obtained from the client under normal circumstances.

3.	Receipt of the client’s budget or “should cost” estimate if the Company is a competitor (as distinguished from cases where the Company is a consultant to the government), unless such information is explicitly and openly available to all competitors, or is directly obtained from the client under normal circumstances.

4.	Employment related discussions or inquiries by or with procurement officials.

5.	Compensation arrangements (e.g. consulting agreements) with former procurement officials.

6.	Incorrect or defective cost or pricing data on public sector projects.

7.	Improper or unallowable charges.

8.	Unauthorized deviations from contract specifications.

9.	Contingent fee or success fee arrangements on public sector projects.

10.	Subcontractor, supplier, or union kickbacks.

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11.	Any suspected violation of procurement laws or any Company policy, and

12.	Any inappropriate or suspicious conduct.

With regard to accounting, internal accounting controls and auditing matters, any employee of the Company may submit a good faith complaint regarding questionable accounting, internal accounting controls or auditing matters to the Company without fear of dismissal or retaliation of any kind.

Employees are encouraged to report any questionable accounting, internal accounting controls or auditing matters, including the following:

1.	Fraud or deliberate error in the preparation, evaluation, review or audit of any financial statement of the Company;

2.	Fraud or deliberate error in the recording or maintaining of financial records of the Company;

3.	Deficiencies in or non-compliance with the Company’s internal accounting controls;

4.	Misrepresentation or false statement to or by senior management or accountant regarding a matter contained in the financial records, financial reports or audit reports of the Company;

5.	Deviation from full and fair reporting of the Company’s financial condition; or

6.	Violations or possible violations of either the Code of Business Conduct and Ethics for the Members of the Board of Directors or the Code of Ethics for the Chief Executive Officer and Senior Financial Officers.

15.0	ADMINISTRATIVE MATTERS

15.1	ADMINISTRATION AND ENFORCEMENT

The General Counsel is responsible for interpreting and applying all Company policies to specific situations in which questions may arise. Any questions relating to how any Company policy should be interpreted or applied should be addressed to the General Counsel.

15.2	VIOLATION OF OUR POLICIES

All employees have a moral, and in some cases, a legal obligation to call the Company’s attention to any situation in which any Company policy may not be observed. No discipline or other retaliatory action shall be taken against any employee informing the Company of any violations of any Company policy. Possible situations in which any Company policy may not be observed should be called to the attention of the General Counsel; the Compliance Officer; or by calling the Jacobs Integrity Hotline.

It is the Company’s policy to voluntarily disclose to the government violations of laws and regulations that have had a material adverse effect on the quality of services received by the government or amounts of money paid by the government, or that violate procurement integrity laws. Employees culpable in such matters are subject to appropriate Company disciplinary actions and may also be subject to personal criminal liability under applicable statues.

15.3	AUDITS

Compliance with all Company policies is monitored by periodic audits. These may be done by our Internal Audit Department, the Company’s lawyers, or by others designated by the Company. All Company employees are required to cooperate fully with any such audits and to provide truthful and accurate information.

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15.4	REQUESTS FOR EXCEPTION

While some Company policies must be strictly adhered to and no exceptions can be allowed, in other cases, exceptions may be possible. For example, a minor conflict of interest situation can sometimes be resolved simply by disclosure of the possible conflict to all interested parties. Any employee who believes that an exception to any of our policies is appropriate in his or her case should contact his or her immediate supervisor first. If the immediate supervisor agrees that an exception is appropriate, the approval of the General Counsel shall then be obtained. Any exception to any Company policy for the Company’s executive officers may be made only by Jacobs’ Board of Directors, or a committee thereof, and must be promptly disclosed to shareholders according to applicable SEC and stock exchange rules and regulations.

15.5	DISTRIBUTION

Every new employee will be given a copy of this Policy and asked to acknowledge receipt of it and having read it either at or within one week of hiring. Employees are also required to reaffirm annually that they have recently re-read this Policy, understand it and are not aware of any violations except as specifically noted in their Reaffirmation.

15.6	NONEXCLUSIVITY

No representation is expressed or implied that the policies stated in this Policy are neither all the relevant policies nor that they are a comprehensive, full, or complete explanation of the laws that are applicable to the Company and its employees. All employees have a continuing obligation to familiarize themselves with applicable law and all Company policies.

15.7	THE COMPANY’S INTEGRITY HOTLINE

The Company has a confidential 24-hour telephone Jacobs Integrity Hotline (877) JACOBS2 (877-522-6272) through which you may report possible violations of this Policy or seek guidance. Reports can be made anonymously on the Hotline. Reports may also be made confidentially in writing, addressed to either: (a) the Jacobs Integrity Hotline, P.O. Box 33233, Palm Beach Gardens, FL 33420-3233; (b) the General Counsel at P.O. Box 7084, Pasadena, California, U.S.A., 91109-7084; or (c) to the Vice President, Internal Audit at P.O. Box 7084, Pasadena, California, U.S.A., 91109-7084. A sufficiently detailed description of the factual basis for the report should be given in order to allow an appropriate investigation.

15.8	CLAIMS AND LITIGATION

Policies and procedures vary from each subsidiary, division or office in different parts of the Company as to the best way to handle routine customer complaints and claims where no threat of litigation has been made. At the stage where impasse has been reached or serious threat of legal action or referral to an attorney has been made by the other party it is important for the matter to be immediately referred to the General Counsel for review and appropriate handling. Legal proceedings should never be initiated nor precipitated without being reviewed in advance by the General Counsel.

It is also important that indiscriminate writing and distribution of memoranda or reports relating to matters involving possible future litigation be avoided. Although personnel will wish to make reports on these matters to their superiors, written memoranda relating to the prosecution or defense of such litigation may not be privileged unless prepared solely for the Legal Department or a lawyer retained by the Company. Any written reports involving these matters that you consider necessary or advisable should first be discussed with the General Counsel.

15.9	SERVICE OF LEGAL PROCESS

Summons or complaints served on the Company are frequently our first knowledge of a lawsuit. It is important that we have sufficient time to prepare and file responsive pleadings. The CT Corporation System, a specialized company with offices in all states, is our designated agent for the service of process on most divisions and subsidiaries of the Company and usually will be served instead of a local operation. If someone attempts to serve you with a summons or complaint, you should disclaim any authority to receive the service and contact the General Counsel. Should you receive any

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summons or complaint whether by mail, delivery or otherwise, it must be immediately forwarded to the General Counsel.

15.10	SUBPOENAS AND REQUESTS FOR TESTIMONY

Testimony of employees and information in files requested or subpoenaed by other parties must be cleared with the General Counsel if it involves government investigative or law enforcement bodies, such as Federal Bureau of Investigation, Federal Department of Justice, or a Grand Jury or other indicting authority.

Receipt of subpoenas and requests for information in files or testimony in civil litigation is not unusual. The Company may or may not be a party to such litigation. All such subpoenas and requests should be forwarded to the Legal Department immediately after receipt.

16.0	CORPORATE GOVERNANCE

Shareholders and employees are encouraged to report their concerns and complaints to Senior Management, the General Counsel, and the Vice President, Internal Audit. Employees may also report them on their Annual Reaffirmations.

Alternatively, our shareholders or employees who desire to communicate confidentially with the non-management directors of the Board may do so by contacting the presiding director of the Board as follows:

1.	Through the Company’s Integrity Hotline;

2.	By writing to the Presiding Director, Jacobs Engineering Group Inc., c/o Corporate Secretary, Jacobs Engineering Group Inc., P.O. Box 7084, Pasadena, CA 91109-7084 in an envelope marked confidential; or

3.	Sending an e-mail to Presiding.Director@Jacobs.com.

Shareholders and employees who desire to communicate confidentially and directly with the Audit Committee of the Board may do so as follows:

1.	Through the Company’s Integrity Hotline;

2.	By writing to the Chair, Audit Committee, Jacobs Engineering Group Inc., c/o Corporate Secretary, P.O. Box 7084, Pasadena, CA 91109-7084 in an envelope marked confidential; or

3.	Sending an e-mail to Audit.Committee@Jacobs.com.

This Corporate Governance Policy is posted on Jacobs’ website, www.Jacobs.com, under Corporate Governance.

Copyright© 2004, Jacobs Engineering Group Inc.